UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2019

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2019, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) approved a new Performance Stock Unit Award Agreement (the “PSU Agreement”) for performance stock unit (“PSU”) awards to the Company’s named executive officers that was recommended by the Compensation Committee (the “Compensation Committee”) of the Board. The PSU Agreement is substantially the same as the previously disclosed form Performance Stock Unit Award Agreement except that the maximum number of PSUs that may be earned under the applicable performance conditions is 300% of the target level.

In addition, on February 13, 2019, the Board approved awards of PSUs (at the target level) to each of the Company’s named executive officers as recommended by the Compensation Committee as follows: Jack Fusco: 83,759; Michael Wortley: 28,518; Anatol Feygin: 21,698; Sean Markowitz: 13,593; Douglas Shanda: 13,593. The actual number of shares earned under the PSUs will be determined based on the Company’s cumulative distributable cash flow (“DCF”) per share and total shareholder return from January 1, 2019 through December 31, 2021 compared to pre-established performance targets and may range between 25% and 300% of the target if the threshold DCF per share performance is met. The PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	February 20, 2019	By:	/s/ Michael J. Wortley
		Name:	Michael J. Wortley
		Title:	Executive Vice President and
Chief Financial Officer